UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) and the Authorized Share Increase (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2016, Great Basin Scientific, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. At the Special Meeting, the stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1 to 200 and 1 to 300, such ratio and to be the effective on a date to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”) and to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares, par value $0.0001, to 1,500,000,000 shares, par value $0.0001 to be effective on a date to be determined by the Company’s board of directors (the “Authorized Share Increase”). On December 22, 2016, the Board held a meeting and approved (i) the Reverse Stock Split at a ratio of 1 to 300, such Reverse Stock Split to be effective at 12:01 am EST on December 28, 2016 and (ii) the Authorized Share Increase to be effective at 12:01 am EST on December 28, 2016.

On December 22, 2016, the Company filed a Fifth Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which will effect the Reverse Stock Split and the Authorized Share Increase on December 28, 2016 at 12:01 am EST.

As a result of the Reverse Stock Split, every three hundred (300) shares of the Company’s issued and outstanding common stock, par value $0.0001 will be converted into one (1) share of common stock, par value $0.0001 reducing the number of issued and outstanding shares of the Company’s common stock from approximately 199 million to approximately 663,334. There was no change in the par value of the common stock.

As a result of the Authorized Share Increase the company’s authorized shares of common stock will increase from 200,000,000 to 1,500,000,000 shares, par value $0.0001. There was no change in the par value of the common stock and the number of authorized shares of preferred stock will not change.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by three hundred (300), will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock of the Company, but as noted above the Authorized Share Increase will change the number of authorized shares of common stock. Pursuant to the terms of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), the Series F Convertible Preferred Stock (the “Series F Preferred Shares”) and the Company’s senior secured convertible notes (the “Convertible Notes”), the conversion price at which Series E Preferred Shares, the Series F Preferred Shares and Convertible Notes may be converted into shares of common stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

Trading of the Company’s common stock on the OTCQB on a split-adjusted basis is expected to begin at the opening of trading on December 28, 2016. The trading symbol for the common stock will remain “GBSN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 39013L 809.

The above description of the Amendment, the Reverse Stock Split and the Authorized Share is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On December 22, 2016, the Company held a special meeting of its stockholders (the “Special Meeting”), at 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 at 1:00 p.m. local time. At the Special Meeting, stockholders representing 117,995,349 shares of common stock and 18,271,911 shares of Series F Preferred Stock, voting on an as-converted basis (subject to limitations on voting rights as set forth in the certificate of designation for the Series F Preferred Stock) (collectively, the common stock and the as-converted shares of Series F Preferred Stock are referred to as the “Voting Stock”), 81.67% of the Company’s issued and outstanding Voting Stock as of the record date of November 7, 2016, were present in person or by proxy, representing a quorum for the purposes of the Special Meeting. The matters voted on at the Special Meeting and the results of the votes were as follows:

1.	The stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001, at a ratio between 200-to-1 and 300-to-1, and to be effective upon a date on or prior to February 28, 2017, such ratio and date to be determined by the Company’s board of directors (the “Reverse Stock Split”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
106,485,911	29,223,575	557,774	0

2.	The stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares, par value $0.0001, to 1,500,000,000 shares, par value $0.0001 to be effective on a date to be determined by the Company’s board of directors on or prior to February 28, 2017 (the “Authorized Share Increase”). There were two votes on the Authorized Share Increase, a vote of the Voting Stock voting as a combined class (common stock and Series F Preferred Stock) and a vote of the common stock voting as a separate class.

Voting Stock Results

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,870,456	29,845,850	550,954	0

 Common Stock as Separate Class Results

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
87,598,545	29,845,850	550,954	0

3.	The stockholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event the stockholders did not approve the Reverse Stock Split or Authorized Share Increase proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
106,644,703	28,996,428	626,129	0

Because all matters at the Special Meeting were approved, the Company decided against adjourning the Special Meeting to solicit additional proxies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Fifth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: December 22, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer